Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in AntriaBio Inc.’s, Registration Statement on the Forms S-1 (File Nos. 333 – 214974, 333 – 204434, 333 – 196093) of our report dated September 22, 2017, relating to the financial statements which appear in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

September 22, 2017

Denver, Colorado